UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2023
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 North Sam Houston Parkway West, Suite 400
Houston,	TX	77086
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 329-4500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.25 per share	OII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
2028 Notes and Indenture
On October 2, 2023, Oceaneering International, Inc. (“Oceaneering”) completed a private placement (the “Offering”) of $200,000,000 aggregate principal amount of additional 6.000% Senior Notes due 2028 (the “2028 Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The 2028 Notes were issued under an Indenture, dated November 21, 2014 (the “Base Indenture”), between Oceaneering and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a Second Supplemental Indenture, dated February 6, 2018, between Oceaneering and the Trustee (the “Second Supplemental Indenture”) and a Third Supplemental Indenture, dated October 2, 2023, between Oceaneering and the Trustee (the “Third Supplemental Indenture” and, together with the Base Indenture and the Second Supplemental Indenture, the “Indenture”).The 2028 Notes constitute an additional issuance of Oceaneering’s outstanding 6.000% Senior Notes due 2028, which Oceaneering issued on February 6, 2018 in an aggregate principal amount of $300,000,000 pursuant to the Base Indenture, as supplemented by the Second Supplemental Indenture, and form a single series with such notes.
The 2028 Notes will mature on February 1, 2028 and bear interest at a rate of 6.000% per annum. Oceaneering will pay interest on the 2028 Notes on February 1 and August 1 of each year, commencing on February 1, 2024. The 2028 Notes are Oceaneering’s general unsecured obligations and rank equally with all of Oceaneering’s existing and future senior and unsubordinated debt and senior to any of Oceaneering’s future subordinated debt. Secured debt (including obligations with respect to Oceaneering’s senior secured revolving credit facility) is effectively senior to the 2028 Notes to the extent of the value of the assets securing such debt.
Oceaneering may redeem all or part of the 2028 Notes at any time prior to November 1, 2027 at a redemption price equal to 100% of the principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest up to but not including the redemption date plus a “make-whole premium” as set forth in the Third Supplemental Indenture. Oceaneering may redeem all or part of the 2028 Notes at any time on or after November 1, 2027 at a redemption price equal to 100% of the principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest up to but not including the redemption date.
The Indenture contains certain covenants that, among other things, limit the ability of Oceaneering to incur debt secured by specified liens, enter into sale and leaseback transactions and engage in specified merger, consolidation or reorganization transactions. These covenants are subject to a number of important exceptions, limitations and qualifications. The Indenture also contains customary events of default with respect to the 2028 Notes.
The foregoing description of the Base Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the 2028 Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the form of the 2028 Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The offer and sale of the 2028 Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Registration Rights Agreement
In connection with the issuance of the 2028 Notes, Oceaneering entered into a Registration Rights Agreement, dated October 2, 2023 (the “Registration Rights Agreement”), with J.P. Morgan Securities LLC, as representative of the several initial purchasers of the 2028 Notes. Pursuant to the Registration Rights Agreement, Oceaneering agreed to use its commercially reasonable efforts to (1) cause to be filed with the Securities and Exchange Commission (the “SEC”) an exchange offer registration statement with respect to an offer to exchange the 2028 Notes for exchange notes having substantially identical terms as the 2028 Notes (except that, among other things, the exchange notes will be registered under the Securities Act and will not be subject to restrictions on transfer) and (2) cause such registration statement to be declared effective under the Securities Act. Further, if the exchange offer is not completed by September 26, 2024, or, in certain circumstances, upon written request from a holder of 2028 Notes, Oceaneering is required to use its commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the 2028 Notes. Oceaneering is required to pay additional interest on the 2028 Notes if it fails to comply with certain obligations under the Registration Rights Agreement, including if the exchange offer is not completed by September 26, 2024.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.5 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 7.01 Regulation FD Disclosure.
As a result of the consummation of the Offering, the financing condition described in the Offer to Purchase dated September 20, 2023 with respect to Oceaneering’s previously announced cash tender offer was satisfied on October 2, 2023.
Item 8.01 Other Events.
On October 2, 2023, Oceaneering delivered a notice to the holders of 2024 Notes for the redemption of all of the outstanding 2024 Notes. The redemption date is November 2, 2023, and the 2024 Notes will be redeemed at a redemption price equal to 100% of the principal amount of the 2024 Notes plus accrued and unpaid interest up to but not including the redemption date plus a "make-whole premium." The aggregate principal amount of 2024 Notes currently outstanding is $87.92 million.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

4.1
Indenture, dated November 21, 2014, between Oceaneering International, Inc. and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, relating to senior debt securities of Oceaneering International, Inc. (incorporated by reference to Exhibit 4.1 to Oceaneering’s Current Report on Form 8-K filed with the SEC on November 21, 2014, File No. 001-10945).

4.2
Second Supplemental Indenture, dated February 6, 2018, between Oceaneering International, Inc. and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, with respect to 6.000% Senior Notes due 2028 (incorporated by reference to Exhibit 4.2 to Oceaneering’s Current Report on Form 8-K filed with the SEC on February 6, 2018, File No. 001-10945).

4.3	Third Supplemental Indenture, dated October 2, 2023, between Oceaneering International, Inc. and Computershare Trust Company, N.A., as trustee, with respect to 6.000% Senior Notes due 2028.
4.4	Form of 6.000% Senior Notes due 2028 (included in Exhibit 4.3 above).
4.5	Registration Rights Agreement, dated October 2, 2023, between Oceaneering International, Inc. and J.P. Morgan Securities LLC, as representative of the several initial purchasers.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	October 4, 2023	By:	/S/ ALAN R. CURTIS
Alan R. Curtis
Senior Vice President and Chief Financial Officer